                                                                     EXHIBIT 4.2

                                AGCO CORPORATION
                                   as Issuer,

                                       and

                                 SUNTRUST BANK,
                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                                   Dated as of

                                  June 23, 2005

        1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES, SERIES B, DUE 2033

                              CROSS-REFERENCE TABLE

TIA Sections                                                     Indenture Sections
------------                                                     ------------------
Section 310(a)(1).............................................      7.09
       (a)(2).................................................      7.09
       (a)(3).................................................      N.A.
       (a)(4).................................................      N.A.
       (a)(5).................................................      7.09
       (b)....................................................      7.08, 7.10
       (c)....................................................      N.A.
Section 311(a)................................................      7.13
       (b)....................................................      7.13
       (c)....................................................      N.A.
Section 312(a)................................................      5.01, 5.02(a)
       (b)....................................................      5.02(b)
       (c)....................................................      5.02(c)
Section 313(a)................................................      5.03(a)
       (b)....................................................      5.03(a)
       (c)....................................................      5.03(a), 16.03
       (d)....................................................      5.03(b)
Section 314(a)................................................      5.04
       (b)....................................................      N.A.
       (c)(1).................................................      16.05
       (c)(2).................................................      16.05
       (c)(3).................................................      N.A.
       (d)....................................................      N.A.
       (e)....................................................      16.05
Section 315(a)................................................      7.01, 7.03(a)
       (b)....................................................      7.02, 7.04(i)
       (c)....................................................      7.01
       (d)....................................................      7.01
       (e)....................................................      2.08*
Section 316(a)(last sentence).................................      8.04
       (a)(1)(A)..............................................      2.07*
       (a)(1)(B)..............................................      2.07*
       (a)(2).................................................      N.A.
       (b)....................................................      2.04*

       (c)....................................................   8.01
Section 317(a)(1).............................................   2.02*
       (a)(2).................................................   2.02*
       (b)....................................................   4.04(a)(1), (2)
Section 318(a)................................................   16.07

----------------------------

      N.A. means not applicable.

      All references in the Cross-Reference Table are to Sections in the Original Indenture, except that those indicated by an "*" are to Sections in the First Supplemental Indenture

      Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS


                                    Article I
        1 3/4% Convertible Senior Subordinated Notes, Series B, due 2033

                                                                                                               Page
                                                                                                               ----
Section 1.01. Establishment..................................................................................    2
Section 1.02. Definitions....................................................................................    2
Section 1.03. Form of Notes; Execution and Authentication of Notes...........................................   11
Section 1.04. Date and Denomination of Notes; Payments of Interest...........................................   11
Section 1.05. Exchange and Registration of Transfer of Notes.................................................   13
Section 1.06. Redemption of Notes at the Option of the Company...............................................   14
Section 1.07. Notice of Optional Redemption; Selection of Notes..............................................   14
Section 1.08. Payment of Notes Called for Redemption by the Company..........................................   16
Section 1.09. Conversion Arrangement on Call for Redemption..................................................   16
Section 1.10. Redemption at Option of Holders upon a Designated Event........................................   17
Section 1.11. Repurchase of Notes by the Company at Option of the Holder.....................................   19
Section 1.12. Procedures for the Repurchase of Notes.........................................................   20
Section 1.13. Deposit of Purchase Price......................................................................   22
Section 1.14. Notes Repurchased in Part......................................................................   22
Section 1.15. Repayment to the Company.......................................................................   22
Section 1.16. Effect of Repurchase Notice....................................................................   22
Section 1.17. Right to Convert...............................................................................   23
Section 1.18. Conversion Procedures..........................................................................   26
Section 1.19. Cash Payments in Lieu of Fractional Shares.....................................................   27
Section 1.20. Conversion Rate; Settlement Upon Conversion....................................................   28
Section 1.21. Adjustment of Conversion Rate..................................................................   28
Section 1.22. Effect of Fundamental Change, Reclassification, Consolidation, Merger or Sale..................   37
Section 1.23. Taxes on Shares Issued.........................................................................   39
Section 1.24. Notes Subordinated to Senior Indebtedness......................................................   39
Section 1.25. No Payment on Notes in Certain Circumstances...................................................   39
Section 1.26. Payment over Proceeds upon Dissolution Etc.....................................................   40
Section 1.27. Subrogation....................................................................................   42
Section 1.28. Obligations of Company Unconditional...........................................................   43
Section 1.29. Notice to Trustee..............................................................................   43
Section 1.30. Reliance on Judicial Order or Certificate of Liquidating Agent.................................   44
Section 1.31. Trustee's Relation to Senior Indebtedness......................................................   44
Section 1.32. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior
                  Indebtedness...............................................................................   44
Section 1.33. Holders Authorize Trustee to Effectuate Subordination of Notes.................................   45
Section 1.34. Not to Prevent Events of Default...............................................................   45
Section 1.35. Trustee's Compensation Not Prejudiced..........................................................   45
Section 1.36. No Waiver of Subordination Provisions..........................................................   45
Section 1.37. Payments May Be Paid Prior to Dissolution......................................................   45
Section 1.38. Consent of Holders of Senior Indebtedness Under the Bank Credit Agreement......................   46

Section 1.39. Trust Moneys Not Subordinated....................................................   46
Section 1.40. Supplemental Indenture with Consent of Noteholders...............................   46
Section 1.41. Supplemental Indenture without Consent of Noteholders............................   47

                                                  Article II
                         Remedies of the Trustee and Noteholders on Event of Default

Section 2.01. Events of Default; Acceleration..................................................   48
Section 2.02. Payments of Notes on Default; Suite Therefor.....................................   51
Section 2.03. Application of Monies Collected by Trustee.......................................   52
Section 2.04. Proceedings by Noteholder........................................................   53
Section 2.05. Proceedings by Trustee...........................................................   54
Section 2.06. Remedies Cumulative and Continuing...............................................   54
Section 2.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders.......   54
Section 2.08. Undertaking to Pay Costs.........................................................   55

                                                 Article III
                         Remedies of the Trustee and Noteholders on Event of Default

Section 3.01. Governing Law....................................................................   55
Section 3.02. Execution in Counterparts........................................................   56
Section 3.03. Compliance with Original Indenture...............................................   56

Exhibit A         Form of Note................................................................   A-1
Exhibit B         Trustee's Certificate of Authentication.....................................   B-1
Exhibit C         Table of Additional Shares in Event of Fundamental .........................   C-1

                          FIRST SUPPLEMENTAL INDENTURE

            FIRST SUPPLEMENTAL INDENTURE dated as of June 23, 2005 between AGCO Corporation, a Delaware corporation (hereinafter called the "COMPANY"), and SunTrust Bank, a Georgia banking corporation, as trustee hereunder (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

            WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of December 23, 2003, which is incorporated herein by this reference (the "ORIGINAL INDENTURE"), as amended and supplemented, including by this First Supplemental Indenture (collectively hereinafter referred to as the "INDENTURE");

            WHEREAS, under the Indenture, the Company and the Trustee may at any time, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Notes;

            WHEREAS, the Company hereby proposes to create and issue under the Indenture a new series of Notes to be offered in exchange for all of the Notes issued pursuant to the Original Indenture, as described in the Registration Statement;

            WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its Series B Notes, in an aggregate principal amount not to exceed $201,250,000 on the date hereof, and, to provide the terms and conditions upon which the Series B Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and

            WHEREAS, all acts and things necessary to make the Series B Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Series B Notes have in all respects been duly authorized.

            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

            That in order to declare the terms and conditions upon which the Series B Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Series B Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Series B Notes (except as otherwise provided below), as follows:

                                    ARTICLE I

        1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES, SERIES B, DUE 2033

            Section 1.01. Establishment. There is hereby established a new series of Notes to be issued under the Indenture, to be designated as the Company's 1-3/4% Convertible Senior Subordinated Notes, Series B, due 2033 (hereinafter called the "SERIES B NOTES"). There are to be authenticated and delivered up to $201,250,000 principal amount of the Series B Notes, in an amount equal to the aggregate original principal amount of the Company's 1-3/4% Convertible Senior Subordinated Notes due 2033 (the "ORIGINAL NOTES") accepted for exchange in an exchange offer, and no further Original Notes shall be authenticated and delivered. The Series B Notes shall be issued in fully registered form without coupons.

            The payment of obligations of the Company under the Series B Notes shall be subordinated to the Company's Senior Indebtedness, including the obligation of the Company under the Bank Credit Agreement and shall rank pari passu with the obligations of the Company under the Senior Subordinated Notes.

            The Series B Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the Series B Notes shall be in substantially the form set forth in Exhibit B hereto. Each Series B Note shall be dated the date of authentication thereof and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.

            The Series B Notes issued on the date hereof will be: (i) offered and issued by the Company in exchange for the Original Notes issued pursuant to the Indenture in accordance with the terms of an issuer tender offer filed with the Commission, and (ii) registered for such exchange on a Registration Statement on Form S-4 filed with the Commission. Upon completion of such exchange and the issue of the Series B Notes therein, we will have no further or ongoing obligation to register the Series B Notes or to make any filings to facilitate their sale or other transfer or conversion into any shares of our Common Stock, including no requirements to timely file reports for such exchange offer or conversion under the Exchange Act.

            Section 1.02. Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings specified in this Section 1.02 for purposes of the Series B Notes. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "herein", "hereof", "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Section 1.02 include the plural as well as the singular.

            "ACCEPTED PURCHASED SHARES" has the meaning specified in Section 1.21(e)(B).

            "ADJUSTMENT EVENT" has the meaning specified in Section 1.21(j).

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

            "AVERAGE MARKET PRICE" has the meaning specified in Section 1.21(f).

            "BANK CREDIT AGREEMENT" means the credit agreement dated April 17, 2001, as amended, among the Company, certain of its subsidiaries named therein, the lenders named therein, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank, Nederland," New York Branch ("Rabobank"), SunTrust Bank and Credit Suisse First Boston, as Co-Syndication Agents; Rabobank, Cobank, ACB and Bear Stearns Corporate Lending, Inc., as Co-Documentation Agents; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland," Canadian Branch, as Canadian administrative agent, and Rabobank as administrative agent, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, documents or instruments may be amended, supplemented, extended, renewed, replaced or otherwise modified from time to time, including, but not limited by, the credit agreement and other documents executed in connection with the credit facility contemplated by that certain commitment letter dated August 15, 2003 from Rabobank to the Company.

            "BOARD OF DIRECTORS" means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it hereunder.

            "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

            "CLOSING SALE PRICE" means, as of any date, the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the New York Stock Exchange or such other principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market System or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate. Closing Sale Price shall be determined without reference to extended or after hours trading.

            "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this

Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "COMMON STOCK" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 1.22, however, shares issuable on conversion of Series B Notes shall include only shares of the class designated as common stock of the Company at the date of the Original Indenture, including any Rights attached thereto (namely, the Common Stock, par value $0.01), or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

            "COMPANY" means the corporation named as the "Company" in the first paragraph hereof, and, subject to the provisions of Article 11 of the Indenture and Section 1.22 hereof, shall include its successors and assigns.

            "COMPANY REPURCHASE NOTICE" has the meaning specified in Section 1.12(c).

            "COMPANY REPURCHASE NOTICE DATE" has the meaning specified in
Section 1.12(b).

            "CONVERSION AGENT" means the Trustee or any other Person appointed by the Company to accept Series B Notes presented for conversion.

            "CONVERSION DATE" has the meaning specified in Section 1.18.

            "CONVERSION NOTICE" has the meaning specified in Section 1.18.

            "CONVERSION PRICE" as of any date will equal $1,000 divided by the Conversion Rate as of such date.

            "CONVERSION RATE" has the meaning specified in Section 1.20.

            "CONVERSION SETTLEMENT REFERENCE PERIOD" means the five Trading Day period beginning on the second Trading Day immediately following the Conversion Date, or with respect to any Series B Note which previously has been selected for redemption by the Company pursuant to Section 1.07 hereof, the five Trading Day period beginning on the second Trading Day immediately following the related Redemption Date.

            "CONVERSION VALUE" as of any date means, for each $1,000 principal amount of Series B Notes, the Conversion Rate as of such date multiplied by the Average Market Price as of such date.

            "CORPORATE TRUST OFFICE" means the designated office of the Trustee, in the Borough of Manhattan, The City of New York, which office is at the date hereof located at c/o SunTrust Robinson Humphrey Capital Markets, 3rd Floor, 125 Broad Street, New York, New York 10004.

            "CUSTODIAN" means the Trustee, as custodian with respect to the Series B Notes in global form, or any successor entity thereto.

            "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

            "DEFAULTED INTEREST" has the meaning specified in Section 1.04.

            "DEPOSITARY" means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

            "DESIGNATED EVENT" means the occurrence of a Fundamental Change or a Termination of Trading.

            "DESIGNATED EVENT EXPIRATION TIME" has the meaning specified in
Section 1.10(b).

            "DESIGNATED EVENT NOTICE" has the meaning specified in Section 1.10(b).

            "DESIGNATED EVENT REDEMPTION DATE" has the meaning specified in
Section 1.10(a).

            "DESIGNATED SENIOR INDEBTEDNESS" means (i) Indebtedness and all other monetary obligations (including expenses, fees and other monetary obligations) under the Bank Credit Agreement and (ii) any other Indebtedness constituting Senior Indebtedness that, at any date of determination, has an aggregate principal amount of at least $25 million and is specifically designated by the Company in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

            "DETERMINATION DATE" has the meaning specified in Section 1.21(j).

            "DISTRIBUTION" has the meaning specified in Section 1.21(d).

            "EVENT OF DEFAULT" means any event specified in Section 2.01 as an Event of Default.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "EX-DIVIDEND TIME" has the meaning specified in Section 1.17(b).

            "EXPIRATION TIME" has the meaning specified in Section 1.21(e)(A).

            "FAIR MARKET VALUE" has the meaning specified in Section 1.21(f).

            "FUNDAMENTAL CHANGE" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive consideration which is not at least 90% common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved) for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

            "GAAP" means United States generally accepted accounting principles.

            "GLOBAL NOTE" has the meaning specified in Section 1.03.

            "INDENTURE" has the meaning specified in the recitals hereof.

            "INTEREST" means any interest payable under the terms of the Series B Notes.

            "NET SHARE AMOUNT" has the meaning specified in Section 1.17(a).

            "NET SHARES" has the meaning specified in Section 1.20(b).

            "NOTE REGISTER" has the meaning specified in Section 2.05(a) of the Original Indenture.

            "NOTE REGISTRAR" has the meaning specified in Section 2.05(a) of the Original Indenture.

            "NOTEHOLDER" or "HOLDER" as applied to any Series B Note, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Series B Note is registered on the Note registrar's books.

            "NONELECTING SHARE" has the meaning specified in Section 1.22(c).

            "OFFER EXPIRATION TIME" has the meaning specified in Section 1.21(e)(B).

            "OFFICER" means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "OFFICERS' CERTIFICATE" of the Company means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President or the Chief Financial Officer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, as the case may be, and delivered to the Trustee. Unless the context otherwise requires, each reference herein to an "Officers' Certificate" shall mean an Officers' Certificate of the Company. References herein, or in any Series B Note, to any officer of a Person that is a partnership shall mean such officer of the partnership or, if none, of a general partner of the partnership authorized thereby to act on its behalf.

            "OPINION OF COUNSEL" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

            "OPTIONAL REDEMPTION" has the meaning specified in Section 1.06. "ORIGINAL INDENTURE" has the meaning specified in the recitals hereof.

            "ORIGINAL NOTES" has the meaning specified in Section 1.01.

            "OUTSTANDING," when used with reference to Series B Notes and subject to the provisions of Section 8.04 of the Original Indenture, means, as of any particular time, all Series B Notes authenticated and delivered by the Trustee under this First Supplemental Indenture, except:

            (a) Series B Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) Series B Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 12 of the Original Indenture;

            (c) Series B Notes in lieu of which, or in substitution for which, other Series B Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 of the Original Indenture; and

            (d) Series B Notes converted into Common Stock pursuant to the conversion provisions in this Article 1 and Series B Notes deemed not outstanding pursuant to the redemption and repurchase provisions of this
      Article 1.

            "PERSON" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "PREMIUM" means any premium payable under the terms of the Series B Notes.

            "PRINCIPAL CORPORATE TRUST OFFICE" means the designated office of the Trustee at which its corporate trust business as it relates to the Indenture shall be principally administered at any particular time, which office at the date hereof is located at 25 Park Place, NE, 24th Floor, Atlanta, Georgia 30303.

            "PRINCIPAL RETURN" has the meaning specified in Section 1.20.

            "PUBLIC ACQUIRER CHANGE OF CONTROL" means any event constituting a Fundamental Change in which the acquirer, the Person formed by or surviving any merger or consolidation, or any Person that is a direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer's or such other Person's capital stock that are entitled to vote generally in the election of directors has Public Acquirer Common Stock; provided that if there is more than one such "beneficial owner," the relevant "beneficial owner" will be the one with the most direct beneficial ownership to such acquirer's or other Person's capital stock.

            "PUBLIC ACQUIRER COMMON STOCK" means shares of capital stock traded on a United States national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change.

            "PURCHASED SHARES" has the meaning specified in Section 1.21(e)(A).

            "RECORD DATE" has the meaning specified in Section 1.04 with respect to any interest payment date, and for any other purpose means the record date established by the Company for a specified purpose.

            "RECORD DATE" has the meaning specified in Section 1.21(f).

            "REDEMPTION DATE" has the meaning specified in Section 1.07.

            "REPURCHASE DATE" has the meaning specified in Section 1.11.

            "REPURCHASE NOTICE" has the meaning specified in Section 1.11(a).

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "SENIOR INDEBTEDNESS" means the following obligations of the Company, whether outstanding on the date of the Indenture or thereafter
Incurred:

            (a) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, claims, indemnifications, reimbursements, liabilities and other monetary obligations and any obligation to deliver cash as collateral security for contingent reimbursement obligations in respect of outstanding letters of credit of the Company) under the Bank Credit Agreement, any Interest Rate Agreement or Currency Agreement and the Company's Guarantee of any Indebtedness or monetary obligation of any of its Subsidiaries under any Interest Rate Agreement or Currency Agreement; and

            (b) all other Indebtedness of the Company (other than the Original Notes and the Senior Subordinated Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Series B Notes;

   provided that the term "Senior Indebtedness" shall not include:

            (i) any Indebtedness of the Company that, when Incurred, and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company;

            (ii) any Indebtedness of the Company that by its express terms is not senior to the Series B Notes or is pari passu or junior to the Series B Notes;

            (iii) any Indebtedness of the Company to any of its Subsidiaries or to a joint venture in which the Company has an interest;

            (iv) any Indebtedness of the Company not permitted by the indenture governing the Senior Subordinated Notes;

            (v) any repurchase, redemption or other obligation in respect of Redeemable Stock (as defined in the Indenture governing the Senior Subordinated Notes);

            (vi) any Indebtedness of the Company to any employee, officer or director of the Company or any of its Subsidiaries;

            (vii) any liability for federal, state, local or other taxes owed or owing by the Company; or

            (viii) any Trade Payables of the Company.

            Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its Subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law or similar laws relating to insolvency. For purposes of clause (iv) of the immediately preceding proviso, a good faith determination by the Chief Financial Officer of the Company, evidenced by an officer's certificate, that any Indebtedness was permitted by the Indenture governing the Senior Subordinated Notes shall be conclusive.

            "SENIOR SUBORDINATED NOTES" means the 8-1/2% Senior Subordinated Notes due 2006 issued pursuant to the Indenture, dated as of March 20, 1996, among the Company and SunTrust Bank, as trustee.

            "SERIES B NOTES" has the meaning specified in Section 1.01.

            "SPINOFF VALUATION PERIOD" has the meaning specified in Section 1.21(d).

            "SUBSIDIARY" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms of such stock ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "TERMINATION OF TRADING" means that the Common Stock, or other common stock into which the Series B Notes are then convertible, is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

            "TRADING DAY" means (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or such other national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or
(z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            "TRADING PRICE" means, on any date, the average of the secondary market bid quotations for the Series B Notes obtained by the Trustee for $10,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Series B Notes shall be deemed to be less than 98% of the product of the Closing Sale Price and the Conversion Rate.

            "TRIGGER EVENT" has the meaning specified in Section 1.21(d).

            "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

            "TRUSTEE" means SunTrust Bank, a Georgia banking corporation, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

            Section 1.03. Form of Notes; Execution and Authentication of Notes. So long as the Series B Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by
Section 2.05(b) of the Original Indenture, all of the Series B Notes will be represented by one or more Series B Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a "GLOBAL NOTE"). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary. Except as provided in such Section 2.05(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

            Any Global Note shall represent such of the outstanding Series B Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Series B Notes from time to time endorsed thereon and that the aggregate amount of outstanding Series B Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Series B Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon written instructions given by the holder of such Series B Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Global Note.

            The Series B Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or any Vice President . The signature of any of these officers on the Series B Notes may be manual or facsimile. Only such Series B Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Series B Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11 of the Original Indenture), shall be entitled to the benefits of the Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Series B Note executed by the Company shall be conclusive evidence that the Series B Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of the Indenture.

            In case any Officer of the Company who shall have signed any of the Series B Notes shall cease to be such Officer before the Series B Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Series B Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Series B Notes had not ceased to be such Officer of the Company, and any Series B Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Series B Note, shall be the proper Officers of the Company, although at the date of the execution of the Indenture any such person was not such an Officer.

            Section 1.04. Date and Denomination of Notes; Payments of Interest. Subject to Section 1.03, the Series B Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Series B Note attached as Exhibit A hereto. Interest on the Series B Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            The Person in whose name any Series B Note (or its predecessor Note) is registered on the Note register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the Repurchase Date, as the case may be, is an interest payment date, in which case the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Series B Notes registered as such on the applicable record date). Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee and may, as the Company shall specify to the paying agent in writing by each record date, be paid either (i) by check mailed to the address of the Person entitled thereto as it appears in the Note register (provided that any holder of Series B Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election of such holder (such election to be made prior to the relevant record date and to contain appropriate wire transfer information), be paid by wire transfer in immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "RECORD DATE" with respect to any interest payment date shall mean the June 15 or December 15 preceding the applicable June 30 or December 31 interest payment date, respectively.

            Any interest on any Series B Note which is payable, but is not punctually paid or duly provided for, on any June 30 or December 31 (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of its, his or her having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Series B Notes (or their respective predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall provide an Officers' Certificate to the Trustee specifying the amount of Defaulted Interest proposed to be paid on each Series B Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its, his or her address as it appears in the Note register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Series B Notes (or their respective predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 1.04.

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Series B Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Section 1.05. Exchange and Registration of Transfer of Notes. Upon surrender for registration of transfer of any Series B Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 1.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Series B Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

            Series B Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount upon surrender of the Series B Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02 of the Original Indenture. Whenever any Series B Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

            All Notes issued upon any registration of transfer or exchange of Series B Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Series B Notes surrendered upon such registration of transfer or exchange.

            All Series B Notes presented or surrendered for registration of transfer or exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Note registrar, as the case may be, and the Series B Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

            No service charge shall be made to any holder for any registration of transfer or exchange of Series B Notes, but either the Company, the Trustee or both may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series B Notes.

            Neither the Company nor the Trustee nor any Note registrar shall be required to exchange or register a transfer of (a) any Series B Notes for a period of 15 days next preceding any selection of Series B Notes to be redeemed,
(b) any Series B Notes or portions thereof called for redemption pursuant to
Section 1.07, (c) any Series B Notes or portions thereof surrendered for conversion pursuant to Section 1.17, (d) any Series B Notes or portions thereof tendered for redemption (and not withdrawn) pursuant to Section 1.10 or (e) any Series B Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 1.11.

            Section 1.06. Redemption of Notes at the Option of the Company. Except as otherwise provided in Section 1.10, the Company may not redeem any Series B Notes prior to January 1, 2011. At any time on or after January 1, 2011, the Series B Notes may be redeemed at the option of the Company (an "OPTIONAL REDEMPTION"), in whole or in part, in cash, upon notice as set forth in Section 1.07, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption.

            Section 1.07. Notice of Optional Redemption; Selection of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Series B Notes pursuant to Section 1.06, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date to each holder of Series B Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note register; provided that if the Company shall give such notice, it shall give substantially concurrent written notice of the redemption date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Series B Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Series B Note. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Series B Note called for redemption.

            Each such notice of redemption shall specify the aggregate principal amount of Series B Notes to be redeemed, the CUSIP number or numbers of the Series B Notes being redeemed (if then generally in use), the date (which shall be a Business Day) fixed for redemption (the "REDEMPTION DATE"), the redemption price at which Series B Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Series B Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Series B Notes or portions thereof will expire. Series B Notes or portions of Series B Notes that are converted in accordance with the terms of the Indenture after the delivery of a notice of redemption set forth above shall not be subject to redemption. If fewer than all the Series B Notes are to be redeemed, the notice of redemption shall identify the Series B Notes to be redeemed (including CUSIP numbers, if any). In case any Series B Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Series B Note, a new Series B Note or Series B Notes in principal amount equal to the unredeemed portion thereof will be issued.

            On or prior to the redemption date specified in the notice of redemption given as provided in this Section 1.07, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as the paying agent, set aside, segregate and hold in trust as provided in Section
4.04 of the Original Indenture) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Series B Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion in accordance with the Indenture) at the appropriate redemption price, together with accrued interest to, but excluding, the redemption date; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 1.07 in excess of amounts required hereunder to pay the redemption price and accrued interest to, but excluding, the redemption date. If any Series B Note called for redemption is converted pursuant to the Indenture prior to such redemption date, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Series B Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Series B Notes are to be redeemed pursuant to Section 1.06, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than 45 days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Series B Notes to be redeemed.

            If less than all of the outstanding Series B Notes are to be redeemed, the Trustee shall select the Series B Notes or portions thereof of the Global Note or the Series B Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Series B Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Series B Note submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Series B Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Series B Note is submitted for conversion in part before the mailing of the notice of redemption.

            Upon any redemption of less than all of the outstanding Series B Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Series B Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Series B Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Series B Note authenticated and delivered during such period in exchange for the unconverted portion of any Series B Note converted in part during such period.

            Section 1.08. Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 1.07, the Series B Notes or portion thereof with respect to which such notice has been given shall, unless converted pursuant to the terms of the Indenture, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Series B Notes at the redemption price, together with interest accrued to said date) interest on the Series B Notes or portion thereof so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the redemption date, such Series B Notes shall cease to be convertible and, except as provided in Sections 7.06 and 12.04 of the Original Indenture, to be entitled to any benefit or security under the Indenture, and the holders thereof shall have no right in respect of such Series B Notes except the right to receive the redemption price thereof and unpaid interest to (but excluding) the redemption date. On presentation and surrender of such Series B Notes at a place of payment in said notice specified, the said Series B Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to (but excluding) the redemption date; provided that if the applicable redemption date is an interest payment date, the interest payable on such interest payment date shall be payable to the holders of record of such Series B Notes on the applicable record date instead of the holders surrendering such Series B Notes for redemption on such date.

            Upon presentation of any Series B Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Series B Note or Series B Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Series B Notes so presented.

            Notwithstanding the foregoing, the Trustee shall not redeem any Series B Notes or mail any notice of redemption during the continuance of a default in payment of interest or premium, if any, on the Series B Notes. If any Series B Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the redemption date at a rate equal to 1% per annum plus the rate borne by the Series B Note (without duplication of the 1% increase provided for under Section 2.02) and such Series B Note shall remain convertible under the Indenture until the principal and premium, if any, and interest shall have been paid or duly provided for.

            Section 1.09. Conversion Arrangement on Call for Redemption. In connection with any redemption of Series B Notes, the Company may arrange for the purchase and conversion of any Series B Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Series B Notes. Notwithstanding anything to the contrary contained in this Article 1, the obligation of the Company to pay the redemption price of such Series B Notes, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Series B Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in this Article 1) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Series B Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Series B Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Series B Notes shall increase or otherwise affect any of the powers, duties, responsibilities, liabilities or obligations of the Trustee as set forth in the Indenture.

            Section 1.10. Redemption at Option of Holders upon a Designated
Event.

            (a) If there shall occur a Designated Event at any time prior to maturity of the Series B Notes, then each Noteholder shall have the right, at such holder's option, to require the Company to redeem all of such holder's Series B Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the "DESIGNATED EVENT REDEMPTION DATE") that is not less than 30 nor more than 60 days after the date of the Designated Event Notice (as defined in Section 1.10(b)) of such Designated Event (or, if such date is not a Business Day, the next succeeding Business Day) at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to, but excluding, the Designated Event Redemption Date; provided that if such Designated Event Redemption Date is an interest payment date, then the interest payable on such interest payment date shall be paid to the holders of record of the Series B Notes on the applicable record date instead of the holders surrendering the Series B Notes for redemption on such date.

            Upon presentation of any Series B Note redeemed in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Series B Note or Series B Notes, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Series B Note presented.

            (b) On or before the tenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the "DESIGNATED EVENT NOTICE") of the occurrence of such Designated Event and of the redemption right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 1.07 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Noteholders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the redemption of any Series B Note which any Noteholder may elect to have the Company redeem as provided in this Section 1.10.

            Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Redemption Date, the price at which the Company shall be obligated to redeem Series B Notes, that the holder must exercise the redemption right on or prior to the close of business on the Designated Event Redemption Date (the "DESIGNATED EVENT EXPIRATION TIME"), that the holder shall have the right to withdraw any Series B Notes surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Series B Notes, the amount of interest accrued on each Series B Note to (but excluding) the Designated Event Redemption Date and the CUSIP number or numbers of the Series B Notes (if then generally in use).

            No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' redemption rights or affect the validity of the proceedings for the redemption of the Series B Notes pursuant to this Section 1.10.

            (c) Redemption of Series B Notes under this Section 1.10 shall be made, at the option of the holder thereof, upon:

            (i) delivery to the office or agency of the Company maintained for that purpose pursuant to Section 4.02 of the Original Indenture on or before the Designated Event Expiration Time of the form entitled "Option to Elect Repayment Upon A Designated Event" on the reverse of the Series B Note duly completed and signed; and

            (ii) book-entry transfer of the Series B Notes to such office or agency of the Company on or before the Designated Event Expiration Time, such delivery being a condition to receipt by the holder of the purchase price therefor; provided that the redemption price shall be so paid pursuant to this Section 1.10 only if the Series B Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the election form.

            All questions as to the validity, eligibility (including time of receipt) and acceptance of any Series B Note for redemption shall be determined by the Company, whose determination shall be final and binding absent manifest error. Notwithstanding anything herein to the contrary, any holder delivering to the office or agency of the Company the election notice contemplated by paragraph (i) of this Section 1.10(c) shall have the right to withdraw such election notice at any time prior to the close of business on the Designated Event Redemption

Date by delivery of a written notice of withdrawal to such office or agency of the Company in accordance with Section 1.16.

            (d) On or prior to the Designated Event Redemption Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as the paying agent, set aside, segregate and hold in trust as provided in Section 4.04 of the Original Indenture) an amount of money sufficient to redeem on the Designated Event Redemption Date all the Series B Notes to be redeemed on such date at the appropriate redemption price, together with accrued interest to (but excluding) the Designated Event Redemption Date; provided that if such payment is made on the Designated Event Redemption Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m., New York City time, on such date. Payment for Series B Notes surrendered for redemption (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five Business Days) following the Designated Event Redemption Date by mailing checks for the amount payable to the holders of such Series B Notes entitled thereto as they shall appear in the Note register.

            (e) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 1.22 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the provision of the Indenture and the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of the Indenture relating to the right of holders of the Series B Notes to cause the Company to repurchase the Series B Notes following a Designated Event, including without limitation the applicable provisions of this Section 1.10 and the definitions of Common Stock and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

            (f) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the holders of Series B Notes upon the occurrence of a Designated Event.

            Section 1.11. Repurchase of Notes by the Company at Option of the Holder. Each holder of Series B Notes shall have the right, on each of December 31, 2010, December 31, 2013, December 31, 2018, December 31, 2023 and December 31, 2028 (each, a "REPURCHASE

DATE") to require the Company to repurchase the Series B Notes or any portion thereof held by such holder, in cash, at a purchase price of 100% of the principal amount of such Series B Notes to be repurchased, plus any accrued and unpaid interest, in each case, to (but excluding) such Repurchase Date, subject to the provisions of Section 1.12. Repurchases of Series B Notes under this
Section 1.11 shall be made, at the option of the holder thereof, upon:

            (a) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed and signed Repurchase Notice (a "REPURCHASE NOTICE") in the form set forth on the reverse of the Series B Note during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the applicable Repurchase Date until the close of business on such Repurchase Date; and

            (b) book-entry transfer of the Series B Notes to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the applicable Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office (or the office of another paying agent appointed by the Company), such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 1.11 only if the Series B Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

            The Company shall purchase from the holder thereof, pursuant to this
Section 1.11, a portion of a Series B Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Series B Note also apply to the purchase of such portion of such Series B Note.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 1.11 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Series B Note.

            Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Repurchase Notice contemplated by this Section 1.11 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 1.16.

            The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

            Section 1.12. Procedures for the Repurchase of Notes.

            (a) At least five Business Days before each Company Repurchase Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i) the information required by Section 1.12(c) in the Company Repurchase Notice, and

                  (ii) whether the Company desires the Trustee to give the
            Company Repurchase Notice required by Section 1.12(c).

            (b) The Company Repurchase Notice, as provided in Section 1.12(c), shall be sent to holders not less than 20 Business Days prior to such Repurchase Date (the "COMPANY REPURCHASE NOTICE DATE").

            (c) In connection with any repurchase of Series B Notes under
Section 1.11, the Company shall, no less than 20 Business Days prior to each Repurchase Date, give notice to holders (with a copy provided substantially concurrently to the Trustee) setting forth information specified in this Section 1.12(c) (the "COMPANY REPURCHASE NOTICE").

            Each Company Repurchase Notice shall:

                  (1) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

                  (2) include a form of Repurchase Notice;

                  (3) state the name and address of the Trustee (or other paying agent or Conversion Agent appointed by the Company);

                  (4) state that Series B Notes must be surrendered to the Trustee (or other paying agent appointed by the Company) to collect the purchase price;

                  (5) if the Series B Notes are then convertible, state that Series B Notes as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of the Indenture; and

                  (6) state the CUSIP number of the Series B Notes (if then generally in use).

Company Repurchase Notices may be given by the Company or, at the Company's written request, the Trustee shall give such Company Repurchase Notice in the Company's name and at the Company's expense.

            (d) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Series B Notes.

            Section 1.13. Deposit of Purchase Price. Prior to 10:00 a.m. (New York City Time) on the Business Day immediately following the Repurchase Date, the Company shall deposit with the Trustee (or other paying agent appointed by the Company; or, if the Company is acting as the paying agent, shall segregate and hold in trust as provided in Section 4.04 of the Original Indenture) an amount of cash (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate purchase price of all the Series B Notes or portions thereof that are to be purchased as of the Repurchase Date.

            Section 1.14. Notes Repurchased in Part. Upon presentation of any Series B Note repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Series B Note or Series B Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Series B Notes presented.

            Section 1.15. Repayment to the Company. Subject to the requirements of applicable law and the Indenture, the Trustee (or other paying agent appointed by the Company) shall return to the Company any cash that remains unclaimed for two years after any Repurchase Date, together with interest, if any, thereon, held by it for the payment of the purchase price for the Series B Notes or portions thereof that are to be purchased as of such Repurchase Date; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1.13 exceeds the aggregate purchase price of the Series B Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

            Section 1.16. Effect of Election and Repurchase Notice. Upon receipt of the election notice in Section 1.10 by the office of agency of the Company or upon receipt by the Trustee (or other paying agent appointed by the Company) of the Repurchase Notice specified in Section 1.11, as applicable, the holder of the Series B Note in respect of which such notice was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the applicable redemption or purchase price with respect to such Series B Note. Such consideration shall be paid to such holder in the manner and subject to the conditions set forth in Sections 1.10 and 1.11, respectively. Series B Notes in respect of which such notice has been given by the holder thereof may not be converted pursuant to this Article 1 on or after the date of the delivery of such notice unless such notice has first been validly withdrawn.

            An redemption election notice or Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Company's designated representative in accordance with the provisions of, respectively, Section 1.10 and 1.11 at any time prior to the close of business on the Designated Event Redemption Date or the Repurchase Date, as applicable, specifying:

            (a) the certificate number, if any, of the Series B Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Series B Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

            (b) the principal amount of the Series B Note with respect to which such notice of withdrawal is being submitted, and

            (c) the principal amount, if any, of such Series B Note which remains subject to the original redemption election notice or Repurchase Notice, as applicable, and which has been or will be delivered for redemption or purchase by the Company.

            If the Trustee or other paying agent appointed by the Company, or the Company or a subsidiary or Affiliate of either of them if such entity is acting as the paying agent, holds cash sufficient to pay the aggregate redemption or purchase price of all the Series B Notes, or portions thereof that are to be redeemed or purchased as of the Designated Event Redemption Date or the Repurchase Date in accordance with Sections 1.10 and 1.11, as applicable, on the Business Day following such date (i) the Series B Notes will cease to be outstanding, (ii) interest on the Series B Notes will cease to accrue, and (iii) all other rights of the holders of such Series B Notes will terminate, whether or not book-entry transfer of the Series B Notes has been made or the Series B Notes have been delivered to the Trustee or other paying agent, other than the right to receive the redemption or purchase price upon delivery of the Series B Notes.

            Section 1.17. Right to Convert

            (a) Subject to and upon compliance with the provisions of the Indenture, the holder of any Series B Note shall have the right to convert the principal amount of the Series B Note, or any portion of such principal amount which is a multiple of $1,000, into cash or a combination of cash and fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) by surrender of the Series B Note so to be converted in whole or in part, together with any required funds under the circumstances described in this
Section 1.17, in the manner provided in Section 1.18. Each $1,000 of principal amount of Series B Notes shall be convertible for cash equal to the Principal Return and, if the aggregate Conversion Value of the Series B Notes being converted exceeds the aggregate principle amount of Series B Notes being converted (such difference, the "NET SHARE AMOUNT"), the number of whole shares of Common Stock equal to the Net Share Amount divided by the Average Market Price, as determined by the Company and confirmed in writing to the Trustee and the Conversion Agent, all payable as set forth in Section 1.20. The Series B Notes shall be convertible only upon the occurrence of one of the following events:

                  (i) during any fiscal quarter commencing after March 31, 2005, if the Closing Sale Price exceeds 120% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter (it being understood for purposes of this Section 1.17(a)(i) that the Conversion Price in effect at the close of business on each of the 30 consecutive Trading Days should be used and such calculation shall give effect to any event referred to in Section 1.21 or 1.22 occurring during such 30 Trading Day period);

                  (ii) during the five Business Day period immediately after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Series B Notes for each day of such five Trading Day period was less than 98% of the product of the Closing Sale Price on the applicable date and the Conversion Rate; provided, however, the Series B Notes shall not be convertible pursuant to this Section 1.17(a)(ii) after December 31, 2028 if on any Trading Day during such five Trading Day period the Closing Sale Price was between 100% and 120% of the then current Conversion Price (it being understood for purposes of this Section 1.17(a)(ii) that the Conversion Rate in effect at the close of business on each of the five consecutive Trading Days should be used and such calculation shall give effect to any event referred to in Section 1.21 or 1.22 occurring during such five Trading Day period);

                  (iii) if such Series B Note has been called for redemption, at any time on or after the date the notice of redemption has been given until the close of business on the Business Day immediately preceding the redemption date; or

                  (iv) as provided in Section (b) of this Section 1.17.

            Upon receipt by the Conversion Agent of a demand for conversion from a Noteholder pursuant to clause (i) of this Section 1.17, the Conversion Agent shall inform the Company of such request and the Company shall thereupon furnish to the Conversion Agent an Officer's Certificate stating whether the Series B Notes are then convertible pursuant to clause (i) of this Section and setting forth in reasonable detail the Company's basis for such determination. Upon receipt of such Officer's Certificate, then the Conversion Agent shall promptly deliver written notice thereof to the Company (and, if the Conversion Agent is other than the Trustee, to the Trustee). In any event, the Company shall be obligated at all times to determine whether the Series B Notes shall be convertible as a result of the occurrence of an event specified in clause (i) of this Section 1.17. Whenever the Series B Notes shall become convertible pursuant to this Section 1.17, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section
16.03 of the Original Indenture, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

            The Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price under clause (a)(ii) of this Section 1.17 unless the Company has requested in writing such a determination; and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Closing Sale Price and the Conversion Rate. If such evidence is provided, the Company shall request in writing that the Trustee (or other Conversion Agent) determine the Trading Price of the Series B Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Closing Sale Price and the Conversion Rate. The Trustee shall not be liable for its determination of the Trading Price in compliance with the methodology set forth in this Section 1.17, except for any negligence or willful misconduct of the Trustee in making such determination.

            (b) In addition, if:

                  (i) (A) the Company distributes to all holders of its Common
            Stock rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Sale Price for the ten Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or

                        (B) the Company distributes to all holders of its Common
            Stock, assets (including cash), debt securities or rights to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock exceeds 5% of the Closing Sale Price on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, then, in either case, the Series B Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than ten days prior to the Ex-Dividend Time for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Rate or the ability of a holder of a Series B Note to convert will be made if the holder will otherwise participate in such distribution without conversion; or

                  (ii) the Company consolidates with, or merges with or into, another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other property, then the Series B Notes may be surrendered for conversion at any time from and after the date 15 days prior to the anticipated effective date of the transaction and ending on and including the date 15 days after the consummation of the transaction. The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company and posted on its web site not later than two Business Days prior to such 15th day.

            "EX-DIVIDEND TIME" means, with respect to any distribution on shares of Common Stock, the first date on which the Common Stock trades, regular way, on the principal securities market on which the Common Stock are then traded without the right to receive such distribution.

            (c) A Series B Note in respect of which a holder is electing to exercise its option to require redemption upon a Designated Event pursuant to
Section 1.10(a) or repurchase pursuant to Section 1.11 may be converted only if such holder withdraws its election in accordance with Section 1.16. A holder of Series B Notes is not entitled to any rights of a holder of Common Stock until such holder has converted its, his or her Series B Notes to Common

Stock, and only to the extent such Series B Notes are deemed to have been converted to Common Stock under this Article 1.

            Section 1.18. Conversion Procedures. To convert a Series B Note, a holder must (a) furnish appropriate endorsements and transfer documents if required by the Note registrar or the Conversion Agent, (b) pay any transfer or similar tax, if required, (c) except as set forth in the final paragraph of this
Section 1.18, pay funds equal to the interest payable on the next interest payment date, and (d) comply with DTC's procedures for converting a beneficial interest in a Global Note. The date, within the time periods set forth in
Section 1.17, on which the holder satisfies all of those requirements is the "CONVERSION DATE." Except as provided in Section 1.21(j), the Company shall deliver to the holder through the Conversion Agent, as promptly as practicable following the Conversion Date, but in no event later than the third Business Day following the Company's determination of the Average Market Price, cash or a combination of cash and certificates for the number of whole shares of Common Stock issued pursuant to the settlement provisions in Section 1.20.

            In the event that the Company calls the Series B Notes for redemption under Section 1.06, holders may convert their Series B Notes only until the close of business on the Business Day immediately preceding the Redemption Date; provided that in the event that the Company does not pay the consideration for such redemption in accordance with the Indenture, such Series B Notes shall remain convertible in accordance with Section 1.08. Any holder who has delivered its Series B Notes for redemption or repurchase may only convert such Series B Notes, or portions thereof, after withdrawing its redemption election or Repurchase Notice in accordance with Section 1.16.

            The Conversion Notice shall be completed by a Depositary participant on behalf of the beneficial holder. Conversion Notices may be delivered and such Series B Notes may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time. In order to cause a Depositary participant to complete a Conversion Notice, a beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion program. The Person in whose name the Common Stock certificate, if any, is registered shall be deemed to be a shareholder of record at the close of business on the applicable Conversion Date; provided, however, that if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed a shareholder of record as of the next Business Day on which the stock transfer books of the Company are open.

            The Company's delivery to holders of the Conversion Value will be deemed to satisfy its obligation to pay thereto the principal amount of the Series B Notes and any accrued but unpaid interest attributable to the period from the most recent interest payment date to the Conversion Date.

            No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 1. Notwithstanding any provision to the contrary in the Indenture, Holders converting Series B Shares will not receive any cash payment of interest unless such conversion occurs between the applicable record date and the interest payment date to which it relates. On conversion of a Series B Note, except for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date, in which case the holder on such record date shall receive the interest payable on such interest payment date, that portion of accrued and unpaid interest on the converted Series B Note attributable to the period from the most recent interest payment date (or, if no interest payment date has occurred, from the date of original issuance of the Series B Notes) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the cash or Common Stock in settlement of the Series B Note being converted pursuant to Section 1.20, and the Fair Market Value of such shares of Common Stock, if any (together with the cash portion of such settlement), shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest accrued through the Conversion Date and the balance, if any, of such Fair Market Value of such Common Stock (and such cash payment) shall be treated as issued in exchange for the principal amount of the Series B Note being converted pursuant to the provisions hereof.

            If a holder converts more than one Series B Note at the same time, the cash paid and the number of shares of Common Stock issuable, if any, upon the conversion shall be based on the aggregate principal amount of Series B Notes converted.

            Upon surrender of a Series B Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the holder, a new Series B Note equal in principal amount to the principal amount of the unconverted portion of the Series B Note surrendered.

            Series B Notes or portions thereof surrendered for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date with respect to the principal amount of Series B Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if (1) the Company has specified a redemption date that occurs during the period from the close of business on a record date to the close of business on the Business Day immediately preceding the interest payment date to which such record date relates, (2) the Company has specified a Designated Event Redemption Date during such period or (3) any overdue interest exists on the Conversion Date with respect to the Series B Notes converted, but only to the extent of overdue interest.

            Section 1.19. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Series B Notes. If more than one Series B Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable, if any, upon conversion shall be computed in the manner set forth in Section 1.20. If any fractional share of Common Stock would be issuable upon such conversion, the Company shall make an adjustment and payment therefor in cash at the Average Market Price thereof to the holder of Series B Notes.

            Section 1.20. Conversion Rate; Settlement Upon Conversion. The initial Conversion Rate is 44.7193 shares of Common Stock for each $1,000 principal amount of Series B Notes, subject to adjustment as herein set forth (the "CONVERSION RATE"). The Company shall pay to holders of converting Series B Notes as follows:

            (a) an amount in cash (the "PRINCIPAL RETURN") equal to the lesser of (A) the aggregate Conversion Value of the Series B Notes to be converted, and
(B) the aggregate principal amount of the Series B Notes to be converted;

            (b) if the aggregate Conversion Value of the Series B Notes to be converted is greater than the aggregate principal amount of the Series B Notes to be converted, the number of whole shares of Common Stock (the "NET SHARES") equal to the Net Share Amount divided by the Average Market Price; and

            (c) an amount in cash in lieu of any fractional shares which would otherwise be payable as a result of the calculation in paragraph (b) of this
Section 1.20, calculated as provided in Section 1.19.

            The Company shall determine the Conversion Value, the Principal Return, the Average Market Price and the Net Shares promptly after the end of the applicable Conversion Settlement Reference Period. In no event shall the Company be required to issue a number of Net Shares in excess of 58.5823 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations or similar events) per $1,000 principal amount of Series B Notes; provided that the Company shall pay to holders converting Series B Notes an aggregate amount of cash in lieu of any number of the Net Shares in excess of such maximum number of Common Stock, calculated at the Average Market Price thereof.

            Section 1.21. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

            (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction:

                  (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                  (ii) the denominator of which shall be the number of shares of
            Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 1.21(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) Except for such adjustments in respect of rights and warrants subject to Triggering Events in paragraph (d) of this Section 1.21, in case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Average Market Price on the date such issuance is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction:

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase; and

            (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Average Market Price.

      Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Average Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the Business Day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including cash and securities, but excluding any rights or warrants referred to in Section 1.21(b), and excluding any dividend or distribution referred to in Section 1.21(a) (any of the foregoing hereinafter in this Section 1.21(d)) called the "DISTRIBUTION")), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Noteholders upon the conversion of the Series B Notes so that any such holder converting Series B Notes will receive upon such conversion, in addition to the shares of Common Stock, if any, and cash to which such holder is entitled, the amount and kind of such Distribution which such holder would have received if such holder had converted its Series B Notes into Common Stock immediately prior to the Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect at the close of business on the Record Date with respect to such distribution by a fraction:

            (i) the numerator of which shall be the Average Market Price on such Record Date; and

            (ii) the denominator of which shall be the Average Market Price on such Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the Business Day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Average Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Distribution such holder would have received had such holder converted each Series B Note on the Record Date. A holder who converts a Series B Note pursuant to Section 1.17(b) shall not be entitled to any adjustment to the Conversion Rate with respect to such Series B Note so converted. If such Distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 1.21(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Average Market Price on the applicable Record Date. Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of capital stock of, or similar equity interests in, a

Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

            (w) the numerator of which shall be the sum of (A) the average Closing Sale Price over the five consecutive Trading Day period (the "SPINOFF VALUATION PERIOD") commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences on the Common Stock on the Nasdaq National Market System or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

            (x) the denominator of which shall be the average Closing Sale Price over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the Business Day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Distribution, or, if such Distribution consists of shares of Common Stock, cash in lieu thereof, such holder would have received had such holder converted each Series B Note on the Record Date with respect to such Distribution.

      Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Common Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 1.21 (and no adjustment to the Conversion Rate under this Section 1.21 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 1.21(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 1.21 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

      No adjustment of the Conversion Rate shall be made pursuant to this
Section 1.21(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to holders of Series B Notes upon conversion by such holders of Series B Notes to Common Stock.

      For purposes of this Section 1.21(d) and Sections 1.21(a) and (b), any dividend or distribution to which this Section 1.21(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (y) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 1.21(d) with respect to such dividend or distribution shall then be made) immediately followed by (z) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 1.21(a) and (b) with respect to such dividend or distribution shall then be made), except:

            (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 1.21(a) and (b); and

            (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 1.21(a).

      (e) (A) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock (excluding any transactions solely involving odd lots of shares of Common Stock) shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction:

                  (i) the numerator of which shall be the sum of (w) the Fair
            Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "PURCHASED SHARES") and (x) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Expiration Time; and

                  (ii) the denominator of which shall be the number of shares of
            Common Stock outstanding (including any tendered or exchanged shares (including Purchased Shares)) at the Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the Business Day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

            (B) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "OFFER EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time, the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction:

                  (y) the numerator of which shall be the sum of (x) the Fair
            Market Value (determined as aforesaid) of the aggregate consideration payable to the stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "ACCEPTED PURCHASED SHARES") and
            (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time; and

                  (z) the denominator of which shall be the number of shares of
            Common Stock outstanding (including any tendered or exchanged shares (including Accepted Purchased Shares)) at the Offer Expiration Time multiplied by the Closing Sale Price on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the Business Day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this
      Section 1.21(e)(B) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in a consolidation or merger or a sale of all or substantially all of the Company's assets.

      (f) For purposes hereof, the following terms shall have the meaning indicated:

            (1) "AVERAGE MARKET PRICE," as of any date of determination, shall mean the average of the daily Closing Sale Prices of Common Stock for each of: (A) in the case of a determinations pursuant to Sections 1.17, 1.19 and 1.20, the five consecutive Trading Days during the applicable Conversion Settlement Reference Period; (B) in the case of a determination pursuant to Section 1.21(b), the ten consecutive Trading Days immediately preceding the date such issuance or distribution is publicly announced; and (C) otherwise, the ten consecutive Trading Days immediately preceding the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "EX" DATE, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

                        If another issuance, distribution, subdivision or
            combination to which Section 1.21 applies occurs during the period applicable for calculating "Average Market Price" pursuant to the definition in the preceding paragraph, "Average Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price during such period.

                  (2) "FAIR MARKET VALUE" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

                  (3) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

            (g) The Company may make such increases in the Conversion Rate, in addition to those required by Sections 1.21(a), (b), (c), (d) or (e) or Section 1.22(a), as the Board of Directors considers to be advisable to avoid or diminish any income tax to any holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

            To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Series B Notes a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

            (h) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this Section 1.21(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustment calculations under this
Article 1 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

            (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Series B Note at its, his or her last address appearing on the Note register provided for in Section 1.05 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

            (j) In any case in which this Section 1.21 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event (including without limitation, any event described in Section 1.21(d)), (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 1.21(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 1.21(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 1.21(e), (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Series B Note converted after such Determination Date and before the occurrence of such Adjustment Event, any cash, additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above that issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 1.19. For purposes of this
Section 1.21(j), the term "ADJUSTMENT EVENT" shall mean:

                  (i) in any case referred to in clause (1) hereof, the occurrence of such event,

                  (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

                  (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

                  (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

            (k) For purposes of this Section 1.21, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            Section 1.22. Effect of Fundamental Change, Reclassification, Consolidation, Merger or Sale.

            (a) If a Fundamental Change occurs on or prior to December 31, 2010, and except as provided in Section 1.22(b) below, for any conversion of the Series B Notes in connection with the Fundamental Change, the Company will increase the Conversion Rate by a number of additional shares determined with reference to the effective date of the Fundamental Change and the applicable stock price (adjusted as set forth below) of each share of Common Stock, all as set forth on the table contained in Exhibit C attached hereto and incorporated herein by this reference. The applicable stock price shall be the Average Market Price calculated over the five Trading Days up to but not including the effective date of such transaction; provided that if holders of Common Stock receive only cash in such transaction, the applicable stock price shall be the cash amount paid per share. The stock prices set forth on the table set forth on said Exhibit C will be adjusted as of any date on which the Conversion Rate is adjusted. On such date, the stock prices shall be adjusted by multiplying: the stock prices applicable immediately prior to such adjustment, by a fraction, of which (i) the numerator is the Conversion Rate immediately prior to the adjustment giving rise to the stock price adjustment, and (ii) the denominator of which is the Conversion Rate so adjusted. No adjustment pursuant to this paragraph (a) shall be made if the stock price per share is below $17.07 (as so adjusted) or above $110.00 (as so adjusted).

            (b) In the event of a Fundamental Change which is also a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate pursuant to Section 1.22(a) above, elect to adjust the Conversion Rate such that from and after the effective date of such Public Acquirer Change of Control, holders of the Series B Notes will be entitled to convert their Series B Notes for an amount equal to the product of the Conversion Rate in effect immediately before the Public Acquirer Change of Control and a fraction:

                  (i) the numerator of which will be (A) in the case of a share exchange, consolidation, merger, or sale of all or substantially all of the assets pursuant to which the outstanding shares of Common Stock are converted into cash, securities or other property, the fair market value of all cash and any other consideration (as determined by the Board of Directors) paid or payable with respect to each share of Common Stock, or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Price of the Common Stock for the five consecutive Trading Days immediately preceding but excluding the effective date of such Public Acquirer Change of Control; and

                  (ii) the denominator of which will be the average of the
            Closing Sale Price of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but not including the effective date of such Public Acquirer Change of Control.

The Company shall notify Noteholders and the Trustee of its election between (a) and (b) of this Section 1.22 in the Designated Event Notice. The amount payable upon conversion of Series B Notes upon an election by the Company under this
Section 1.22(b) shall be settled as provided in Section 1.20 provided that in lieu of the Common Stock payable, if any, under

Section 1.20(b) there shall be paid that number of whole shares of Public Acquirer Common Stock, calculated in the same manner.

            (c) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 1.21(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (iii) the Company is a party to a binding share exchange, or (iv) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Conversion Rate will not be adjusted, but the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee (provided, however, the Trustee is under no obligation to execute any such supplemental indenture if it adversely affects the Trustee's own rights, duties, liabilities or immunities) a supplemental indenture providing that each Series B Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Series B Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Series B Notes) immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance; provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 1.22 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 1.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Series B Notes, at its address appearing on the Note register provided for in Section 1.05 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section 1.22(c) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

            Interest will not accrue on any cash into which the Series B Notes are convertible.

            Except in the event that any of the transactions described in this
Section 1.22(c) is a fundamental change, the Conversion Rate will not be adjusted upon any occurrence thereof.

            Section 1.23. Taxes on Shares Issued. The issue of stock certificates on conversions of Series B Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Series B Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. Nothing herein shall preclude the Company's withholding any tax required by law.

            Section 1.24. Notes Subordinated to Senior Indebtedness. The Company and the Trustee each covenants and agrees, and each Noteholder, by its acceptance of a Series B Note, likewise covenant and agree that all Series B Notes shall be issued subject to the subordination provisions of this Article 1; and each Person holding any Series B Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of principal, premium and interest on the Series B Notes shall, to the extent and in the manner set forth in this Article 1, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness, including, without limitation, the Company's obligations under the Bank Credit Agreement (including any interest accruing subsequent to an event specified in Sections 2.01(g) and 2.01(h), whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

            Section 1.25. No Payment on Notes in Certain Circumstances.

            (a) No direct or indirect payment by or on behalf of the Company of principal, premium and interest on the Series B Notes, whether pursuant to the terms of the Series B Notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations of any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

            (b) During the continuance of any other event of default with respect to (i) the Bank Credit Agreement pursuant to which the maturity thereof may be accelerated and (A) upon receipt by the Trustee of written notice from the administrative agent under the Bank Credit Agreement (the "ADMINISTRATIVE AGENT") or (B) if such event of default under the Bank Credit Agreement results from the acceleration of the Series B Notes, from and after the date of such acceleration, no payment of principal, premium and interest on the Series B Notes may be made by or on behalf of the Company upon or in respect of the Series B Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the earlier of the date of receipt of such notice or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from the Administrative Agent or such event of default has been cured or waived or by repayment in full in cash or cash equivalents of such Senior Indebtedness) or (ii) any other Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such other Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such other Designated Senior Indebtedness then outstanding), no payment of principal, premium and interest on the Series B Notes may be made by or on behalf of the Company upon or in respect of the Series B Notes for a Payment Blockage Period commencing on the date of receipt of such notice and ending 119 days thereafter (unless, in each case, such Payment Blockage Period shall be terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by repayment in full in cash or cash-equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Notwithstanding anything in the Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. For all purposes of this Section 1.25(b), no event of default (other than an event of default pursuant to the financial maintenance covenants under the Bank Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 45 consecutive days.

            (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any holder when such payment is prohibited by Section 1.25(a) or 1.25(b) hereof of which the Trustee has actual knowledge, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

            Section 1.26. Payment over Proceeds upon Dissolution Etc.

            (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Sections 2.01(g) and 2.01(h), whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy
Code) shall first be paid in full, in cash or cash equivalents, before the holders or the Trustee on their behalf shall be entitled to receive any payment by the Company on account of principal, premium and interest on the Series B Notes, or any payment to acquire any of the Series B Notes for cash, property or securities, or any distribution with respect to the Series B Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any principal, premium and interest on the Series B Notes in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Company of any kind or character, whether in cash, property or securities, to which the holders or the Trustee on their behalf would be entitled, but for the subordination provisions of this Article 1, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

            (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any holder at a time when such payment or distribution is prohibited by Section 1.26(a) hereof and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of such respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

            (d) For purposes of this Section 1.26, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Series B Notes to be treated in any case or proceeding or similar event described in this Section 1.26, as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Series B Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (i) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article 11 of the Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 1.26 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article 11 of the Indenture.

            Section 1.27. Subrogation.

            (a) Upon the payment in full of all Senior Indebtedness in cash or cash equivalents, the holders of Series B Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal or premium, if any, and interest on the Series B Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders or the Trustee on their behalf would be entitled except for the subordination provisions of this Article 1, and no payment pursuant to the provisions of this Article 1 to the holders of Senior Indebtedness by holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of Series B Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the subordination provisions of this Article 1 are intended solely for the purpose of defining the relative rights of the holders of Series B Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            (b) If any payment or distribution to which the holders of Series B Notes would otherwise have been entitled but for the subordination provisions of this Article 1 shall have been applied, pursuant to such provisions of this
Article 1, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the holders of Series B Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness.

            Section 1.28. Obligations of Company Unconditional.

            (a) Nothing contained in this Article 1 or elsewhere in the Indenture or in the Series B Notes is intended to or shall impair; as among the Company and the holders of the Series B Notes, the obligation of the Company, which is absolute and unconditional, to pay to such holders the principal of, premium, if any, and interest on the Series B Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of such holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holders of Series B Notes or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the subordination rights, if any, under this
Article 1 of the holders of the Senior Indebtedness.

            (b) Without limiting the generality of the foregoing; nothing contained herein will restrict the right of the Trustee or the holders to take any action to declare the Series B Notes to be due and payable prior to their Stated Maturity pursuant to Section 2.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the holders or the Trustee are entitled to receive any direct or indirect payment from the Company of principal, premium and interest on the Series B Notes.

            Section 1.29. Notice to Trustee.

            (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the subordination provisions of this Article 1. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Principal Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article 7 of the Indenture, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 1.29 at least two Business Days prior to the date upon which, by the terms hereof, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Series B Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date, except for an acceleration of the Series B Notes prior to such application. Nothing contained in this Section 1.29 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article 1. The foregoing shall not apply if the Payment Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

            (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 1, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 1 and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            Section 1.30. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Article 1, the Trustee and the holders of Series B Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver; trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to such holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 1.

            Section 1.31. Trustee's Relation to Senior Indebtedness.

            (a) The Trustee and any Paying Agent shall be entitled to all the subordination rights set forth in this Article 1 with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in the Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

            (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 1, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 1.25(c) and 1.26(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Series B Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 1 or otherwise.

            Section 1.32. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided in this Article 1 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The subordination provisions of this Article 1 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

            Section 1.33. Holders Authorize Trustee to Effectuate Subordination of Notes. Each holder of Series B Notes by his acceptance of any Series B Notes authorizes and expressly directs the Trustee on its, his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 15, and appoints the Trustee its, his or her attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its, his or her Series B Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the holders.

            Section 1.34. Not to Prevent Events of Default. The failure to make a payment on account of principal of, premium, if any, or interest on the Series B Notes by reason of any subordination provision of this Article 1 will not be construed as preventing the occurrence of an Event of Default.

            Section 1.35. Trustee's Compensation Not Prejudiced. Nothing in this
Article 1 will apply to amounts due to the Trustee pursuant to other sections of the Indenture, including Section 7.07 of the Indenture.

            Section 1.36. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 1.32, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of Series B Notes, without incurring responsibility to the holders of Series B Notes and without impairing or releasing the subordination provided in this Article 1 or the obligations hereunder of the holders of Series B Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

            Section 1.37. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article 1 or elsewhere in the Indenture shall prevent (i) the Company except under the conditions described in Section 1.25 or 1.26, from making payments of principal of, premium, if any, and interest on the Series B Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Series B Notes to the holders of such Notes entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in
Section 1.25(b) hereof (or there shall have been an acceleration of the Notes prior to such application) or in Section 1.29 hereof. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

            Section 1.38. Consent of Holders of Senior Indebtedness Under the Bank Credit Agreement. The subordination provisions of this Article 1 (including related definitions and references to such provisions contained herein) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Bank Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Bank Credit Agreement shall have consented (in accordance with the provisions of the Bank Credit Agreement) to such amendment. The Trustee shall be entitled to receive and rely on an Officer's Certificate stating that such consent has been given.

            Section 1.39. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of United States Government Obligations held in trust under Article 8 of the Indenture by the Trustee for the payment of principal of, premium, if any, and interest on the Series B Notes shall not be subordinated to the prior payment of any Senior Indebtedness (provided that at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the holders of Series B Notes shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

            Section 1.40. Supplemental Indenture with the Consent of Noteholders. With the consent (evidenced as provided in Article 8 of the Original Indenture) of the holders of not less than a majority in aggregate principal amount of the Series B Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Series B Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Series B Note or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof or premium, if any, thereon or reduce any amount payable on redemption or repurchase thereof or impair the right of any Noteholder to institute suit for the payment thereof or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency or payable at any place other than that provided in this First Supplemental Indenture or the Series B Notes, or change the obligation of the Company to redeem any Series B Note on a redemption date in a manner adverse to the holders of Series B Notes or change the obligation of the Company to redeem any Series B Note upon the happening of a Designated Event in a manner adverse to the holders of Series B Notes or change the obligation of the Company to repurchase any Series B Note on a Repurchase Date in a manner adverse to the holders of Series B Notes or reduce the Conversion Rate, otherwise than in accordance with the terms of this First Supplemental Indenture, or impair the right to convert the Series B Notes into cash or Common Stock subject to the terms set forth herein, or adversely modify, in any material respect, the provisions of Article 15 of the Original Indenture, or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of this Section 1.40 or Section 2.07, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Series B Note so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 4.01 of the Original Indenture, in each case, without the consent of the holder of each Series B Note so affected or (ii) reduce the aforesaid percentage of Series B Notes, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of all Series B Notes affected thereby.

            Subject to Section 10.05 of the Original Indenture, upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, liabilities or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Noteholders under this Section 1.40 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

            Section 1.41. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

            (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Series B Notes; or

            (b) to add to the covenants of the Company for the benefit of the Noteholders, or to surrender any right or power conferred upon the Company in the Indenture; or

            (c) to evidence or provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Series B Notes; or

            (d) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, which shall not be inconsistent with the provisions of the Indenture; or

            (e) to add to, change or eliminate any of the provisions of the Indenture to permit or facilitate the issuance of Global Notes and matters related thereto, provided that such action pursuant to this clause (e) shall not adversely affect the interests of the Noteholders in any material respect; or

            (f) make provision with respect to the conversion rights of the holders of Series B Notes pursuant to the requirements of Section 1.22(c) and the redemption obligations of the Company pursuant to the requirements of Section 1.10(e); or

            (g) to provide for the issuance of Additional Notes in accordance with the provisions of the Indenture; or

            (h) to modify or amend any of the provisions of the Indenture to permit the qualification of the Indenture under the Trust Indenture Act.

            Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities under the Indenture or otherwise.

            Any supplemental indenture authorized by the provisions of this
Section 1.41 may be executed by the Company and the Trustee without the consent of the holders of any of the Series B Notes at the time outstanding, notwithstanding any of the provisions of Section 1.40.

                                   ARTICLE II
           REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON EVENT OF DEFAULT

            Section 2.01. Events of Default; Acceleration. In case one or more of the following "EVENTS OF DEFAULT" (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

            (a) default in the payment of any installment of interest with respect to any of the Series B Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is prohibited by the subordination provisions of Article 1 above; or

            (b) default in the payment of the principal of or premium, if any, on any of the Series B Notes as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, in each case pursuant to Article 1 hereof, by acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of Article 1 above; or

            (c) failure on the part of the Company duly to observe or perform the covenants in Section 1.10 and Section 1.11 hereof or Article 11 of the Original Indenture, whether or not such payment is prohibited by the subordination provisions of Article 1 above; or

            (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Series B Notes or in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section
      2.01 specifically dealt with) continued for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and an Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Series B Notes at the time outstanding determined in accordance with Section 8.04 of the Original Indenture; or

            (e) a default or defaults under the terms of any bond(s), debenture(s), note(s) or other evidence(s) of, or under any mortgage(s), indenture(s), agreement(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced, any Indebtedness of the Company or any of its Subsidiaries with a principal amount then outstanding, individually or in the aggregate, of at least $10 million, whether such Indebtedness now exists or is hereafter incurred, which default or defaults (i) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or (ii) shall constitute the failure to pay such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period) and such default shall not have been rescinded or such Indebtedness shall not have been discharged within 30 days; or

            (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 30 consecutive days; or

            (h) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Significant Subsidiary to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action;

then, and in each and every such case (other than an Event of Default specified in 2.01(g) or 2.01(h) above that occurs with respect to the Company), unless the principal of all of the Series B Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Series B Notes then outstanding hereunder determined in accordance with Section 8.04 of the Original Indenture, by notice in writing to the Company (and to the Trustee if given by Noteholders) specifying the respective Event of Default and stating that it is a "notice of acceleration," may declare the principal of and premium, if any, on all the Series B Notes and the interest accrued thereon to be due and payable immediately, and upon receipt of such notice the same shall become and shall be immediately due and payable; provided that for so long as a Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (i) five business days after receipt of the acceleration notice by the agent(s) under any outstanding Bank Credit Agreement and the Company and
(ii) acceleration of the Indebtedness under the Bank Credit Agreement. If an Event of Default specified in 2.01(g) or 2.01(h) above involving the Company occurs, the principal of all the Series B Notes and the interest accrued, if any, thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Series B Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Series B Notes and the principal of, and premium, if any, on any and all Series B Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Series B Notes plus one percent (1%), to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 7.07 of the Original Indenture, and if any and all defaults under this First Supplemental Indenture, other than the nonpayment of principal of, and premium, if any, and accrued interest on, Series B Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 2.07, then and in every such case the holders of a majority in aggregate principal amount of the Series B Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. In accordance with Section 4.10 of the Original Indenture, the Company shall notify in writing an Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default.

            In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Series B Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Series B Notes, and the Trustee shall continue as though no such proceeding had been taken.

            Section 2.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Series B Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Series B Notes as and when the same shall have become due and payable, whether at maturity of the Series B Notes or in connection with any redemption or repurchase, by or under the Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Series B Notes, the whole amount that then shall have become due and payable on all such Series B Notes for principal, premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Series B Notes, plus one percent (1%) and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 7.07 of the Original Indenture. Until such demand by the Trustee, the Company may pay the principal of, and premium, if any, and interest on, the Series B Notes to the registered holders, whether or not the Series B Notes are overdue.

            In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Series B Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Series B Notes wherever situated the monies adjudged or decreed to be payable.

            In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Series B Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Series B Notes, or to the creditors or property of the

Company or such other obligor, the Trustee, irrespective of whether the principal of the Series B Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 2.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Series B Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, its agents and its counsel and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Series B Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.07 of the Original Indenture, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.

            All rights of action and of asserting claims under the Indenture, or under any of the Series B Notes, may be enforced by the Trustee without the possession of any of the Series B Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Series B Notes.

            In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Series B Notes, and it shall not be necessary to make any holders of the Series B Notes parties to any such proceedings.

            Section 2.03. Application of Monies Collected by Trustee. Any monies or other compensation collected by the Trustee pursuant to this Article 2 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies or other compensation, upon presentation of the several Series B Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
            Section 7.07 of the Original Indenture;

                  SECOND: To the holders of Senior Indebtedness, as and to the extent required by the subordination provisions of Article I hereof;

                  THIRD: In case the principal of the outstanding Series B Notes shall not have become due and be unpaid, to the payment of interest on the Series B Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Series B Notes plus one percent (1%), such payments to be made ratably to the Persons entitled thereto;

                  FOURTH: In case the principal of the outstanding Series B
            Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Series B Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Series B Notes plus one percent (1%) to the Persons entitled thereto, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Series B Notes, then to the payment of such principal, premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Series B Note over any other Series B Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

                  FIFTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

            Section 2.04. Proceedings by Noteholder. No holder of any Series B Note shall have any right by virtue of or by reference to any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Series B Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 2.07 hereof; it being understood and intended, and being expressly covenanted by the taker and holder of every Series B Note with every other taker and holder and the Trustee, that no one or more holders of Series B Notes shall have any right in any manner whatever by virtue of or by reference to any provision of the Indenture to affect, disturb or prejudice the rights of any other holder of Series B Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Series B Notes (except as otherwise provided herein). For the protection and enforcement of this Section 2.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Notwithstanding any other provision of the Indenture and any provision of any Series B Note, the right of any holder of any Series B Note to receive payment of the principal of, and premium, if any (including the redemption or repurchase price upon redemption or repurchase pursuant to Article 1 hereof), and accrued interest on, such Series B Note, on or after the respective due dates expressed in such Series B Note or in the case of a redemption or repurchase, on the redemption date or Repurchase Date, as the case may be, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

            Anything in the Indenture or the Series B Notes to the contrary notwithstanding, the holder of any Series B Note, without the consent of either the Trustee or the holder of any other Series B Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

            Section 2.05. Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, but shall not be required to, proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

            Section 2.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06 of the Original Indenture, all powers and remedies given by this
Article 2 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Series B Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any holder of any of the Series B Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 2.04 hereof, every power and remedy given by this Article 2 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

            Section 2.07. Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Series B Notes at the time outstanding determined in accordance with
Section 8.04 of the Original Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that
(a) such direction shall not be in conflict with any rule of law or with the Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that the Trustee determines in its reasonable discretion would benefit some Noteholder to the detriment of other Noteholders or of the Trustee. The holders of a majority in aggregate principal amount of the Series B Notes at the time outstanding determined in accordance with Section 8.04 of the Original Indenture may, on behalf of the holders of all of the Series B Notes, waive any past or existing default or Event of Default hereunder and its consequences except (i) a past or existing default in the payment of interest or premium, if any, on, or the principal of, the Series B Notes (including in connection with an offer to purchase); provided however that holders of a majority in aggregate principal amount of the then outstanding Series B Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 2.01 hereof, (ii) a failure by the Company to convert any Series B Notes into Common Stock, (iii) a default in the payment of the redemption price or the purchase price pursuant to Article 1 hereof, or (iv) a default in respect of a covenant or any provision of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all Series B Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Series B Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been cured or waived as permitted by this Section 2.07, said default or Event of Default shall for all purposes of the Series B Notes and the Indenture be deemed to have been cured and to be not continuing for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            Section 2.08. Undertaking to Pay Costs. All parties to the Indenture agree, and each holder of any Series B Note by its, his or her acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 2.08 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Series B Notes at the time outstanding determined in accordance with
Section 8.04 of the Original Indenture, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Series B Note on or after the due date expressed in such Series B Note or to any suit for the enforcement of the right to convert any Series B Note in accordance with the provisions of Article 1 above.

                                  ARTICLE III
                                 MISCELLANEOUS

            Section 3.01. Governing Law. This Indenture and each Series B Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws that would defer to the substantive laws of another jurisdiction.

            Section 3.02. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

            Section 3.03. Compliance with Original Indenture. Except as modified by this First Supplemental Indenture, the Series B Notes shall be governed by and subject to all of the terms, conditions, rights, duties and obligations in respect of the "Notes" under the Original Indenture and each of the Company and the Trustee shall be bound by all such terms, conditions, rights, duties and obligations applicable thereto, including, without limitation, the covenants of the Company set forth in Article 4 thereof and the duties and responsibilities of the Trustee in Article 7 thereof, such Original Indenture, as modified by this First Supplemental Indenture, being hereby ratified by the parties hereto.

            SunTrust Bank hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                  AGCO CORPORATION, as Company

                                  By: ________________________________
                                      Name:
                                      Title:

                                  SUNTRUST BANK, as Trustee

                                  By: ________________________________
                                      Name:
                                      Title:

                                    EXHIBIT A

                        [Include only for Global Notes:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                AGCO CORPORATION

        1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTES, SERIES B, DUE 2033

                                                              CUSIP: 001084 AL 6

No.                                                                 $___________

            AGCO CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to ___________________ or its registered assigns, [the principal sum of
_________________________DOLLARS] [the principal sum set forth on Schedule I hereto] on December 31, 2033 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 30 and December 31 of each year, commencing December 31, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 1 3/4%, from the June 30 or December 31, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from December 31, 2004, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any June 15 or December 15, as the case may be, and before the following June 30 or December 31, this Note shall bear interest from such June 30 or December 31; provided that if the Company shall default in the payment of interest due on such June 30 or December 31, then this Note shall bear interest from the next preceding June 30 or December 31 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from December 31, 2004. Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any June 30 or December 31 will be paid to the Person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the June 15 or December 15 (whether or not a Business Day) next preceding such June 30 or December 31, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of such Person (provided that the holder of Notes with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such holder, be paid by wire transfer of immediately available funds) or (ii) by transfer to an account maintained by such Person located in the United States; provided that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

            The Company promises to pay interest on overdue principal and premium, if any, (to the extent that payment of such interest is enforceable under applicable law) at the rate of 2 3/4%, per annum.

            Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York without reference to its principles of conflict of laws.

            This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

                                  AGCO CORPORATION

                                  By:  __________________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

SUNTRUST BANK, as Trustee

By: ______________________________
    Authorized Officer

Dated: June 23, 2005

                             FORM OF REVERSE OF NOTE

                                AGCO CORPORATION

         1 3/4% CONVERTIBLE SENIOR SUBORDINATED NOTE, SERIES B, DUE 2033

            This Note is one of a duly authorized issue of Notes of the Company, designated as its 1 3/4% Convertible Senior Subordinated Notes, Series B, Due 2033 (herein called the "NOTES"), limited in aggregate principal amount to $201,250,000, issued and to be issued under and pursuant to an Indenture dated as of December 23, 2003 and as supplemented by a First Supplemental Indenture dated as of June 23, 2005 (herein, collectively, called the "INDENTURE"), between the Company and SunTrust Bank, as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

            In case an Event of Default shall have occurred and be continuing, the principal of, and premium, if any, and accrued interest on, all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or change the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon or reduce any amount payable on redemption or repurchase thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency or payable at any place other than that provided in the Indenture or the Notes, or change the obligation of the Company to redeem any Note on a redemption date in a manner adverse to the holders of Notes, or change the obligation of the Company to redeem any Note upon the happening of a Designated Event in a manner adverse to the holders of Notes, or change the obligation of the Company to repurchase any Note on a Repurchase Date in a manner adverse to the holders of Notes, or reduce the Conversion Rate, otherwise than in accordance with the terms of the Indenture, or impair the right to convert the Notes into cash or Common Stock subject to the terms set forth therein, or adversely modify, in any material respect, the provisions of Article 15 of the Indenture, or reduce the quorum or the voting requirements under the Indenture, or modify any of the provisions of Section 1.40 or Section 2.07 of the First Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in
Section 4.01 thereof, in each case, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture or to waive any past Event of Default, without the consent of the holders of all Notes affected thereby. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of interest, or any premium on or the principal of, any of the Notes, or a failure by the Company to convert any Notes into Common Stock of the Company, or a default in the payment of the redemption price, or a default in the payment of the repurchase price on a Repurchase Date, or a default in respect of a covenant or provisions of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

            No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

            The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

            At any time on or after January 1, 2011, the Notes may be redeemed at the option of the Company, in whole or in part, in cash, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the redemption date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at 100% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption; provided that if the redemption date is on a June 30 or December 31, then the interest payable on such date shall be paid to the holder of record on the preceding June 15 or December 15, respectively:

            The Company may not give notice of any redemption of the Notes if a default in the payment of interest or premium, if any, on the Notes has occurred and is continuing.

            The Notes are not subject to redemption through the operation of any sinking fund.

            If a Designated Event occurs at any time prior to maturity of the Notes, this Note will be redeemable on a Designated Event Redemption Date, which is not less than 30 nor more than 60 days after such Designated Event, at the option of the holder of this Note at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the redemption date; provided that if such Designated Event Redemption Date is a June 30 or December 31, the interest payable on such date shall be paid to the holder of record of this Note on the preceding June 15 or December 15, respectively. The Notes will be redeemable in multiples of $1,000 principal amount. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Designated Event and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Designated Event. For a Note to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, the form entitled "Option to Elect Repayment Upon a Designated Event" attached below duly completed, together with book-entry transfer of the Note, on or before the close of business on the Designated Event Redemption Date.

            Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the holder, all or any portion of the Notes held by such holder, in cash, on December 31, 2010, December 31, 2013, December 31, 2018, December 31, 2023 and December 31, 2028, in whole multiples of $1,000 at a purchase price of 100% of the principal amount, plus any accrued and unpaid interest, on the Note up to the Repurchase Date. To exercise such right, a holder shall deliver to the Company the form entitled "Repurchase Notice" attached below duly completed, together with book-entry transfer of the Note to the Trustee, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Repurchase Date.

            Holders have the right to withdraw any such redemption election or Repurchase Notice by delivering to the designated Company representative a written notice of withdrawal up to the close of business on the Designated Event Redemption Date or the Repurchase Date, as applicable, all as provided in the Indenture.

            If cash sufficient to pay the redemption or purchase price of all Notes or portions thereof to be redeemed on the Designated Event Redemption Date or purchased as of the Repurchase Date is deposited with the Trustee (or other paying agent appointed by the Company), on the Business Day following such date, as applicable, interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the redemption price or purchase price upon surrender of such Note.

            Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, the holder hereof has the right to convert the principal amount hereof, or any portion of such principal amount which is a multiple of $1,000, into cash or a combination of cash and fully paid and non-assessable shares of Common Stock. Each $1,000 of principal amount of Notes shall be convertible for cash equal to the Principal Return and an amount in whole shares of Common Stock equal to the Net Share Amount divided by the Average Market Price. The initial Conversion Rate of the Notes is 44.7193 shares of Common Stock for each $1,000 principal amount of Notes, subject to adjustment as set forth in the Indenture. A Note in respect of which a holder is exercising its right to require redemption upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

            In no event shall the Company be required to issue a number of shares of Common Stock upon conversion of the Notes in excess of 58.5823 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations or similar events) per $1,000 principal amount of Series B Notes; provided that the Company shall pay to holders converting Notes an aggregate amount of cash in lieu of any number of such excess shares calculated at the Average Market Price thereof.

            The Company shall deliver to the holder through the Conversion Agent, no later than the third Business Day following the Company's determination of the Average Market Price, cash or a combination of cash and certificates for the number of whole shares of Common Stock issuable pursuant to the terms of the Indenture.

            A holder may convert a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a Note, except for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date, in which case the holder on such record date shall receive the interest payable on such interest payment date, that portion of accrued and unpaid interest on the converted Note attributable to the period from the most recent interest payment date (or, if no interest payment date has occurred, from the date of original issuance of the Notes) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash in lieu thereof, in exchange for the Note being converted pursuant to the provisions hereof.

            Notes or portions thereof surrendered for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date with respect to the principal amount of Notes or portions thereof being surrendered for conversion; provided that no such payment need be made if
(1) the Company has specified a Redemption Date that occurs during the period from the close of business on a record date to the close of business on the Business Day immediately preceding the interest payment date to which such record date relates, (2) the Company has specified a Designated Event Redemption Date during such period or (3) any overdue interest exists on the Conversion Date with respect to the Notes converted, only to the extent of overdue interest.

            No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Average Market Price of the Common Stock as provided in Section 1.19 of the First Supplemental Indenture.

            To convert a Note, a holder must (a) furnish appropriate endorsements and transfer documents if required by the Note registrar of the Conversion Agent, (b) pay any transfer or similar tax, if required, (c) except as set forth in Section 1.18 of the First Supplemental Indenture, pay funds equal to the interest payable on the next interest payment date, and (d) comply with DTC's procedures for converting a beneficial interest in a Global Note.

            The Conversion Rate will be adjusted as set forth in Sections 1.21 and 1.22 of the First Supplemental Indenture. In the event of a Fundamental Change which is also a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate, elect to adjust the Conversion Rate such that from and after the effective date of such Public Acquirer Change of Control, any shares of stock issued upon conversion of the Notes would be for the publicly traded common stock of the acquirer, not the Company.

            Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the Business Day preceding the redemption date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable redemption price, together with accrued but unpaid interest to, but excluding, the date fixed for redemption, by one or more investment banks or other purchasers who may agree with the Company
(i) to purchase such Notes from the holders thereof and convert them into shares of the Company's Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

            Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

            The Company, the Trustee, any authenticating agent, any paying agent, any Conversion Agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other Conversion Agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

            No recourse for the payment of the principal of, or any premium or interest on, this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

            Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common              UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT - as tenant by the entireties       (Cust)               (Minor)
JT TEN -  as joint tenants with right of
          survivorship and not as           under Uniform Gifts to Minors Act
          tenants in common                 ____________________________
                                                          (State)

    Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:         AGCO CORPORATION
            SUNTRUST BANK

            The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash or a combination of cash and shares of Common Stock of AGCO Corporation (or such other entity pursuant to a Public Acquirer Change of Control) in accordance with the terms of the Indenture referred to in this Note, and directs that a check in the amount of said cash and any shares issuable and deliverable upon such conversion, together with any amount in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: ______________________

                                  ____________________________
                                  Name of Holder or underlying
                                  participant of Depository

                                  ____________________________

                                  ____________________________
                                  Signature(s)

                                  Signature(s) must be guaranteed by an
                                  "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 _____________________________
                                  Signature Guarantee

            Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

____________________________
(Name)

____________________________
(Street Address)

____________________________
(City, State and Zip Code)

____________________________
Please print name and address

Principal amount to be converted
(if less than all):

$
____________________________

Social Security or Other Taxpayer
Identification Number:

____________________________

                            OPTION TO ELECT REPAYMENT
                             UPON A DESIGNATED EVENT

TO:         AGCO CORPORATION
            SUNTRUST BANK

            The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from AGCO Corporation (the "COMPANY") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, but excluding, the Designated Event Redemption Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________

                               ____________________________

                               ____________________________
                               Signature(s)

                               NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                               Principal amount to be repaid (if less than all):

                               ____________________________

                               ____________________________
                               Social Security or Other Taxpayer Identification Number

                                REPURCHASE NOTICE

TO:         AGCO CORPORATION
            SUNTRUST BANK

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from AGCO Corporation (the "COMPANY") regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued interest to, by excluding, the Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

            Dated:

            Signature(s):

            NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

            Note Certificate Number (if applicable):

            Principal amount to be repurchased (if less than all):

            Social Security or Other Taxpayer Identification Number:

                                   ASSIGNMENT

            For value received ______________________________hereby sell(s)
assign(s) and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ______________________

                                  ____________________________

                                  ____________________________
                                  Signature(s)

                                  Signature(s) must be guaranteed by an
                                  "eligible guarantor institution" meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                  ____________________________
                                  Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                   Schedule I

                   [Include Schedule I only for a Global Note]

                                AGCO CORPORATION
         1 3/4% Convertible Senior Subordinated Note, Series B, Due 2033

No. _______

                                                                                Authorized Signature
                                        Notation Explaining Principal               of Trustee or
Date           Principal Amount                 Amount Recorded                       Custodian
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------
-------        ----------------         -----------------------------           --------------------

                                    EXHIBIT B

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

SUNTRUST BANK, as Trustee

By: ______________________________
    Authorized Officer

Dated: June 23, 2005

                                    EXHIBIT C

            TABLE OF ADDITIONAL SHARES IN EVENT OF FUNDAMENTAL CHANGE
                           PURSUANT TO SECTION 1.22(a)
                                       OF
                          FIRST SUPPLEMENTAL INDENTURE

      The following table sets forth the hypothetical stock price and number of additional shares, subject to adjustment upon any adjustment to the Conversion Rate, issuable per $1,000 aggregate principal amount of Series B Notes as provided in Section 1.22(a) of the First Supplemental Indenture:

  ADDITIONAL SHARES (EXPRESSED AS SHARES PER $1,000 ORIGINAL PRINCIPAL AMOUNT)

EFFECTIVE DATE                   STOCK PRICE ON EFFECTIVE DATE OF FUNDAMENTAL CHANGE
--------------    ----------------------------------------------------------------------------------------
                  $17.07 $18.00 $19.00 $20.00 $22.50 $25.00 $27.50  $32.50  $40.00  $45.00  $50.00  $60.00  $75.00  $100.00  $110.00
December 17, 2004   13.6   12.3   11.0   10.0    7.9    6.4    5.2     3.7     2.4     1.9     1.5     1.0     0.6      0.3      0.2
December 17, 2005   13.3   12.0   10.7    9.6    7.5    5.9    4.8     3.3     2.1     1.6     1.3     0.8     0.5      0.2      0.2
December 17, 2006   13.3   11.8   10.5    9.3    7.1    5.5    4.4     2.9     1.8     1.3     1.0     0.7     0.4      0.2      0.2
December 17, 2007   13.2   11.6   10.2    8.9    6.6    4.9    3.8     2.4     1.4     1.0     0.8     0.5     0.3      0.2      0.1
December 17, 2008   13.2   11.4    9.7    8.4    5.8    4.1    3.0     1.7     0.9     0.7     0.5     0.3     0.2      0.1      0.1
December 17, 2009   13.0   10.9    8.9    7.4    4.5    2.8    1.8     0.8     0.4     0.3     0.2     0.2     0.1      0.1      0.0
December 31, 2010   13.9   10.8    7.9    5.3    0.0    0.0    0.0     0.0     0.0     0.0     0.0     0.0     0.0      0.0      0.0

Determination of additional shares if the stock price and effective date are not set forth on the table above and the stock price is:

      (a) between two stock prices on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price and the two effective dates, as applicable, based on a 365-day year;

      (b) in excess of $110.00 per share (subject to adjustment), no additional shares will be issued upon conversion; or

      (c) less than $17.07 per share (subject to adjustment), no additional shares will be issued upon conversion.


                                      C-1